UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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LIFELOC TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LIFELOC TECHNOLOGIES, INC.

12441 W 49th Ave., Suite 4

Wheat Ridge, CO 80033

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 17, 2023

To Our Shareholders:

The Annual Meeting of Shareholders of Lifeloc Technologies, Inc., a Colorado corporation (the "Company"), will be held at 9:00 A.M. Mountain Time, on May 17, 2023, at the offices of the Company, 12441 W 49th Ave., Suite 4, Wheat Ridge, CO 80033 for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1.       To elect five directors to serve for a term of one year and until their successors are elected and qualified;

2.       To ratify the appointment of Gries & Associates, PC as our independent public accountants for the year ending December 31, 2023;

3.       To hold a non-binding advisory vote to approve the compensation of our named executive officers (“Say on Pay”);

4.       To hold a non-binding advisory vote on the frequency of future “Say on Pay” votes; and

5.       To transact such other business as may properly come before the meeting, or any adjournment thereof.

All shareholders are cordially invited to attend the meeting, although only shareholders of record at the close of business on April 20, 2023, will be entitled to notice of, and to vote at, the meeting or any and all adjournments thereof. The date, time, or location of the Annual Meeting may be changed for reasons related to public health. If the Board determines it is in the interest of public health to do so, Lifeloc's annual meeting will be held telephonically at the call-in number (303) 407-9190; code 725#.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Vern D. Kornelsen
Vern D. Kornelsen
Chairman of the Board
April 20, 2023

PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOUR PROMPT RETURN OF THE PROXY CARD WILL HELP ASSURE A QUORUM AT THE MEETING AND AVOID ADDITIONAL COMPANY EXPENSE FOR FURTHER SOLICITATION. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 17, 2023: This Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available at www.lifeloc.com.

LIFELOC TECHNOLOGIES, INC.

12441 W 49th Ave., Suite 4

Wheat Ridge, CO 80033

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 17, 2023

SOLICITATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Lifeloc Technologies, Inc., a Colorado corporation (the "Company"), for use at our Annual Meeting of Shareholders to be held at 9:00 A.M. Mountain Time, on May 17, 2023, at the offices of the Company, 12441 W 49th Ave., Suite 4, Wheat Ridge, CO 80033 and at any and all adjournments of such meeting (the “Annual Meeting”). If the Board determines it is in the interest of public health to do so, Lifeloc's annual meeting will be held telephonically at the call-in number (303) 407-9190; code 725#.

If the enclosed Proxy Card is properly executed and returned in time to be voted at the meeting, the shares of common stock represented will be voted in accordance with the instructions contained therein. Executed Proxy Cards that contain no instructions will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast. It is anticipated that this Proxy Statement and the accompanying Proxy Card and Notice of Annual Meeting will be mailed to our shareholders on or about April 20, 2023.

Shareholders who execute proxies for the Annual Meeting may revoke their proxies at any time prior to their exercise by delivering written notice of revocation to our secretary, by delivering a duly executed Proxy Card bearing a later date, or by attending the meeting and voting in person.

The company will bear the costs of the meeting, including the costs of preparing and mailing the Proxy Statement, Notice of Annual Meeting and Proxy Card. We may, in addition, use the services of our directors, officers and employees to solicit proxies, personally or by telephone, but at no additional salary or compensation. We will also request banks, brokers, and others who hold shares of our common stock in nominee names to distribute annual reports and proxy soliciting materials to beneficial owners, and we will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

OUTSTANDING CAPITAL STOCK

The record date for shareholders entitled to vote at the Annual Meeting is April 20, 2023. At the close of business on that day, there were 2,454,116 shares of our common stock, no par value, outstanding and entitled to vote at the meeting. Each share of common stock is entitled to one vote.

QUORUM AND VOTING

The presence in person or by proxy of the holders of a majority of the total issued and outstanding shares of our common stock that are entitled to be voted at the Annual Meeting is necessary in order to constitute a quorum for the meeting. Abstentions and broker “non-votes” will be counted for purposes of attaining a quorum. If your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. With the sole exception of the ratification of Gries & Associates, PC as the Company’s independent public accountant for the fiscal year ending December 31, 2023, no matters submitted for shareholder approval herein are “routine” matters. Consequently, without your voting instructions, your brokerage firm cannot vote your shares on any matter other than the proposal to ratify the appointment of Gries & Associates, PC. The unvoted shares are called broker non-votes. If a quorum is present, the affirmative vote of a plurality of the shares represented at the meeting and entitled to vote will be required to elect directors, and the affirmative vote of a majority of the shares represented at the meeting and entitled to vote will be required to approve the approval of Gries & Associates, PC as the Company’s independent public accountant for the fiscal year ending December 31, 2023 and any other matter to be voted on by the shareholders at the meeting. Proxies marked “withhold” and broker non-votes will have no effect on the election of directors. With respect to the other matters, abstentions will have the same effect as a vote against the proposal, and broker non-votes, if any, will have no effect. To the extent that your brokerage firm votes your shares on your behalf in the absence of instructions on the accountant ratification proposal, such shares will have the effect of a vote for the proposal and such shares also will be counted as present for the purpose of determining a quorum.

SHAREHOLDER PROPOSALS

In order for a shareholder to be eligible to submit a proposal or nomination to the 2024 Annual Meeting, the shareholder must be a shareholder of record both when submitting the proposal or nomination and on the Record Date. If a shareholder wishes to submit a proposal for possible inclusion in the Company's proxy statement and form of proxy for the 2024 Annual Meeting of shareholders, the notice must be in proper form and received at the principal executive offices of the Company no later than 5:30 p.m. MST on January 18, 2024. Such proposals when submitted must be in full compliance with applicable laws, including Rule 14a-8 of the Exchange Act and the rules and regulations promulgated thereunder.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors has nominated the five persons listed below for election as directors for the 2023 fiscal year, each to hold office until the 2024 Annual Meeting of Shareholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. A shareholder using the enclosed Proxy Card can vote for all or any of the nominees of the board of directors or such shareholder may withhold his or her vote from all or any of such nominees. If the Proxy Card is properly executed but not marked, it will be voted for all of the nominees. Each of the nominees has agreed to serve as a director if elected; however, should any nominee become unable or unwilling to accept nomination or election prior to the Annual Meeting, the persons named in the proxy will exercise their voting power in favor of such other person or persons as our board of directors may recommend.

There are no family relationships among these nominees except that Michael J. Kornelsen is the son of Vern D. Kornelsen.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE FOR THE BOARD OF DIRECTORS.

The following table sets forth the members of our board of directors, their ages as of April 20, 2023, and their positions and offices held:

Name	Age	Position

Wayne R. Willkomm, Ph.D.	60	Director, President, Chief Executive Officer
Vern D. Kornelsen	90	Director, Chairman, Secretary & CFO
Robert Greenlee	81	Non-Management Director
Donald E. Siecke(1)	83	Non-Management Director
Michael J. Kornelsen, D.M.A.(1)	62	Non-Management Director

 (1) Member of the Audit Committee

Wayne Willkomm, Ph.D., was elected as a director on July 5, 2011 to fill the vacancy that occurred on June 18, 2011 as a result of the death of Alan C. Castrodale.  On January 18, 2016 he was designated as the President and Chief Executive Officer.  Before beginning his new role with the Company, Dr. Willkomm was the North American Market Development Manager for Novomer, Inc. Dr. Willkomm was the principal consultant of Willkomm Consulting, LLC between March 2007 and February 2014. Prior to that, he was president of the Tool and Molding Division of Intrex Corporation from 2006 to 2007. Previous positions include president of Kryptane Systems, LLC from 2000 to 2006 and various positions at Dow Chemical Company from 1989 to 2000. He has broad experience in leading manufacturing and product development organizations, has consulted in renewable materials and medical devices and is an inventor on 14 U.S. patents. He holds a B.S. degree in Chemical Engineering and Chemistry from Carnegie Mellon University and a Ph.D. in Chemical Engineering from the University of Minnesota. In determining Dr. Willkomm’s qualifications to serve on our board of directors, the board considered, among other things, his extensive management, manufacturing, and product development experience.

Vern D. Kornelsen joined the Company as a director in 1991 and served as secretary and treasurer in 1992 and 1993. He is currently Chairman of the Board of Directors, Secretary, Chief Financial Officer, and a director. Mr. Kornelsen continues with certain of his other business activities to the extent that they do not interfere with his responsibilities as an officer of the Company. He formerly practiced as a Certified Public Accountant in Denver, CO and is a financial consultant to several early stage companies. He was a director of Valleylab, a manufacturer of electrosurgical units, for 10 years, and led an investor group that provided a portion of its initial funding. Mr. Kornelsen has been a director and participated in the capitalizing of a number of early stage companies, and is currently a director and audit-committee member of Encision Inc. of Boulder, CO, and secretary and a director of Electronic Systems Technology, Inc. of Kennewick, WA, both publicly held companies.  He received a BS degree in business from the University of Kansas. In determining Mr. Kornelsen’s qualifications to serve on our board of directors, the board considered, among other things, his experience and expertise in finance, accounting and management.

Robert D. Greenlee has been a director of the Company since August 1989. He has more than thirty years of experience in broadcast management and also has extensive marketing and advertising expertise. Since 1987, Mr. Greenlee has had controlling equity positions in, and serves as a board member and consultant to, radio stations in Omaha, NE and Denver, CO. He is also President of Centennial Investment & Management Company, a closely held investment organization, and was formerly chairman of Black Hawk Gaming, Inc., a public company developing limited stakes gaming in Black Hawk and Central City, CO. Mr. Greenlee was a founder of Rock Bottom Restaurants, which was a publicly traded company until it was bought out by the original investors and thus taken private. In 2010 Rock Bottom Restaurants merged into a new private entity, Craftworks Restaurants and Breweries. From 1975 through 1987, Mr. Greenlee was President of Centennial Wireless, Inc., licensee of KBCO AM/FM in Boulder, CO. This successful radio station was sold in January 1988. Mr. Greenlee has graduate and undergraduate degrees in communications from Iowa State University. In determining Mr. Greenlee’s qualifications to serve on our board of directors, the board considered, among other things, his marketing and communications experience as well as his finance and management skills.

Donald E. Siecke was elected as a director on January 18, 2016 to fill the vacancy resulting from Gurumurthi Ravishankar's resignation from the board on December 31, 2015.  Mr. Siecke practiced as a certified public accountant in the state of Colorado from 1963 to 1976. He has been president of Kelmore Development Corp., a real estate development company, since 1981, and formerly served as a director of Redstone Bank, a Colorado bank of which he was a co-founding director. He is a director of privately held companies, metropolitan districts, and charitable organizations. He received a BS degree in business administration from the University of Denver in 1961, having majored in accounting. In determining Mr. Siecke's qualifications to serve on our board of directors, the board considered, among other things, his experience and expertise in finance, accounting and management.

Michael J. Kornelsen, D.M.A. is a Professor Emeritus of Music at Metropolitan State University of Denver, having taught there for 19 years. During that time, he also served as Chair of the Department of Music and Associate Dean of the Arts. He was the President and CEO of Summit Meetings, Inc., an events planning company, for thirteen years. He is a licensed real estate broker with Coldwell Banker Residential Brokerage and has experience in developing and selling residential housing units. He received a Doctor of Musical Arts degree from the University of Colorado in 2005, a Master of Music Education degree from the University of Northern Colorado in 1990, and a Bachelor of Music Education degree from the University of Colorado in 1983. In determining Dr. Kornelsen's qualifications to serve on our board of directors, the board considered, among other things, his experience and expertise in education and training, particularly as related to our interest in our drug and alcohol training courses, as well as his experience and expertise in management.

Director Meetings

During the year ended December 31, 2022, our board of directors met in person or by telephone four times and acted by written consent four times. The audit committee held four telephonic meetings with our independent auditors. Each member of the Board attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served).  All of our directors attended all of the meetings of the board of directors.

We encourage our incumbent directors to attend the Annual Meeting of Shareholders, subject to their travel schedules and other demands on their time. All of our directors attended the 2022 Annual Meeting of Shareholders by telephone.

Director Independence

Our board of directors determines whether a director is independent through a broad consideration of facts and circumstances, including an assessment of the materiality of any relation between us and a director not merely from the director’s standpoint, but also from that of persons or organizations with which the director has an affiliation. Although our common stock is not listed on a national securities exchange, under the Securities and Exchange Commission (“SEC”) regulations we are required to identify each of our directors who qualify as “independent,” as such term is defined by a national securities exchange. Accordingly, we have examined the independence of our directors applying the definition of “Independent Director” provided in NASDAQ Listing Rules, as well as the independence criteria under relevant SEC rules. Using these rules, our board of directors has determined that Robert Greenlee, Michael Kornelsen and Donald Siecke qualify as independent directors, under the NASDAQ and SEC rules governing independence in general and also independence for the specific purposes of membership on audit, compensation and nomination/corporate governance committees.

Compensation of Directors

The table below sets forth the compensation of our non-employee directors for serving as our directors for the year ended December 31, 2022:

Name	Fees Earned or Paid in Cash ($)	Total ($)
Robert D. Greenlee	1,500	1,500
Michael J. Kornelsen	1,500	1,500
Donald E. Siecke	1,500	1,500

Each of our three non-employee directors holds 1,000 unexercised options. Option grants to our directors are at the discretion of the board of directors.

Nominating Committee

We do not have a standing nominating committee, primarily because the current composition and size of the board of directors permits candid and open discussion regarding potential new members of the board of directors. The entire board of directors currently operates as the nominating committee and recommends to our shareholders nominees for election to the board. There is no formal process or policy that governs the manner in which we identify potential candidates for the board of directors. Our board will consider recommendations for director nominees by shareholders if the names of those nominees and relevant biographical information are properly submitted in writing to our corporate secretary in the manner described for shareholder nominations above under the heading “Shareholder Proposals,” and will evaluate shareholder-recommended candidates for director under the same criteria as internally generated candidates. The board does not have an express policy with regard to the consideration of any director candidates recommended by our shareholders because the board believes that it can adequately evaluate any such nominees on a case-by-case basis. A director nominee must have a strong professional or other background, a reputation for integrity and responsibility and experience relevant to our business and operations. A director nominee must be able to commit appropriate time to prepare for, attend and participate in all meetings of our board of directors and its committees, as applicable, and the annual meeting of shareholders and must not have any conflicts of interest with our business and operations. Our board also requires some director nominees to be independent as defined under applicable SEC and NASDAQ listing rules, with the goal of having a majority of our directors be independent under such rules. All director nominees, whether submitted by a shareholder or our board, are evaluated in the same manner.

We do not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the nominating committee strives to nominate directors with a variety of complementary skills so that, as a group, the board will possess the appropriate talent, skills and expertise to oversee our business. Although the nominating committee does not currently have formal minimum criteria for nominees, substantial relevant business and industry experience would generally be considered important qualifying criteria, as would the ability to attend and prepare for board, committee and shareholder meetings. Any candidate must state in advance his or her willingness and interest in serving on our board and its committees.

Compensation Committee

We do not have a standing compensation committee. Our entire board of directors reviews and approves compensation for our executive officers and administers our stock option plans. Our board of directors evaluates the performance of our Chief Executive Officer, Dr. Wayne Willkomm, and our Chief Financial Officer, Mr. Vern Kornelsen, directly. Neither Dr. Willkomm nor Mr. Kornelsen is present during the board’s deliberations as to his own compensation. With respect to senior management other than Dr. Willkomm and Mr. Kornelsen, Dr. Willkomm and Mr. Kornelsen participate in the decision-making by making recommendations to the board of directors. After informal discussion regarding such recommendations, the board of directors votes on any recommended compensation changes. Our board of directors does not utilize any particular formula in determining any compensation changes but instead exercises its business judgment in view of our overall compensation philosophy and objectives.

Our board of directors reviews and considers our compensation policies and programs on an annual basis in light of the board of directors’ risk assessment and management responsibilities. We do not believe we have any compensation policies and programs that give rise to risks reasonably likely to have a material adverse effect on us.

Audit Committee

Our board of directors maintains an audit committee comprised of two of our non-employee directors. The audit committee oversees our independent auditors and financial process on behalf of the board of directors. The audit committee has adopted a written charter and a complaint procedure policy.

Donald Siecke and Michael Kornelsen comprise the current audit committee. Their backgrounds are more fully disclosed in their biographies under “Election of Directors.” As discussed above, our board of directors has determined that both Mr. Siecke and Dr. Kornelsen are independent under the NASDAQ and SEC rules governing independence in general and also independence for the specific purposes of membership on audit committees.

Our board of directors has determined that Donald Siecke qualifies as an “audit committee financial expert” as defined by the applicable regulations of the SEC as currently in effect and applicable to us.

A copy of the audit committee charter is available on the investor relations page of our website at www.lifeloc.com. Our audit committee held four telephonic meetings with our independent auditors during the year ended December 31, 2022.

Board Leadership Structure

Our board of directors does not have a policy regarding separation of the roles of Chief Executive Officer and Chairman of the Board, as the board of directors believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the board. The board believes that the separation of the offices of the Chairman and Chief Executive Officer currently functions well and is the optimal leadership structure for the Company. This structure allows the Chief Executive Officer to focus to a greater extent on the management of our day-to-day operations.

Risk Oversight

The board of directors, principally through delegation to the audit committee, oversees risks facing us. The audit committee regularly discusses with management and our independent auditors our major risk exposures, whether financial, operating or otherwise, and the adequacy and effectiveness of our control of such risks. The audit committee also recommends from time to time that key identified risk areas be considered by the full board, and individual board members also periodically ask the full board to consider an area of risk. In addition, risk management issues are considered by the board with respect to all major decisions made by the board.

Our board of directors believes that the decision as to who should serve as Chairman and/or Chief Executive Officer and whether the offices should be combined or separated is the proper responsibility of the board. The board members have considerable experience and knowledge about the challenges and opportunities the Company faces. The board, therefore, is in the best position to evaluate the Company’s current and future needs and to judge how the capabilities of the Company’s directors and senior management from time to time can be most effectively organized to meet those needs. While the board may combine these offices in the future if it considers such a combination to be in the best interest of the Company, it currently intends to retain this structure.

Human Capital Management Oversight

Lifeloc human capital management and talent development efforts go beyond the senior management level. Lifeloc encourages leaders at all levels to cultivate an environment supportive of a positive culture with high ethical standards. Lifeloc remains committed to fostering respectful, ethical, diverse, and inclusive work environment. The Board, along with the management, provide oversight and guidance on compensation, benefits, recruiting, retention, diversity and inclusion, and culture. Lifeloc invests in wages, training, and policy enhancement to continue to support a healthy workplace for its employees. We believe these actions have resulted in a more engaged and effective workforce that is equipped to serve customers in today’s rapidly changing environment.

Communications with Directors

Shareholders and other interested parties wishing to contact any member (or all members) of our board of directors or any committee of the board may do so by mail, addressed, either by name or title, to the board of directors or to any such individual director or group or committee of the directors, and all such correspondence should be sent to our principal office. Our administrative staff may review any such communications to ensure that inappropriate material is not forwarded to the board of directors or to any individual director. The board of directors intends to continuously evaluate its communication process with our shareholders and may adopt additional procedures to facilitate shareholder communications with the board of directors, consistent with standards of professionalism and our administrative resources.

Code of Ethics

We have adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and all other directors and executive officers. The Code of Ethics is available on the investor relations page of our website at www.lifeloc.com. We intend to satisfy the requirements under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of our Code of Ethics that apply to our principal executive, financial and accounting officers and directors by posting such information on our website.

Anti-Hedging Policy

We do not have an explicit policy regarding the ability of employees or directors of the registrant, or any of their designees, to purchase financial instruments or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.

EXECUTIVE OFFICERS

The following table sets forth the names of our executive officers, their ages as of April 20, 2023, and their positions and offices held:

Name	Age	Position
Wayne R. Willkomm, Ph.D.	60	President and Chief Executive Officer
Vern D. Kornelsen	90	Chairman, Secretary & CFO
Michelle Heim	44	Controller

Michelle Heim joined Lifeloc in May 2013 as a customer service advisor and later as an accountant. She was named our Controller and Chief Accounting Officer on September 24, 2020. Ms. Heim received her B.S. degree in Business, majoring in accounting, from Metropolitan State University of Denver in December 2021. Ms. Heim held a variety of positions with responsibility for order management with several other companies prior to joining Lifeloc.

Biographical information about Wayne R. Willkomm, our President and Chief Executive Officer, and Vern D. Kornelsen, our Chief Financial Officer, can be found under “Election of Directors.”

The following table sets forth certain information regarding compensation earned or awarded in 2020 to our principal executive officer and each of our two most highly compensated executive officers other than our principal executive officer who earned in excess of $100K during our most recently completed fiscal year (collectively, the “Named Executive Officers”).

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total($)
Wayne R. Willkomm, Ph.D. –	2022	232,700	30,000	0	7,917	270,617
President and Chief Executive Officer	2021	221,600	30,000	10,462	0	262,062
Vern D. Kornelsen – Chief Financial Officer	2022	75,000	0	0	0	75,000
	2021	75,000	0	0	0	75,000
Michelle Heim – Controller	2022	82,030	0	0	0	82,030
	2021	70,200	0	2,929	0	73,129

(1)	Stock-based compensation cost for stock awards is measured based on the closing fair market value of the Company’s common stock on the date of grant, in accordance with stock based compensation accounting rules (FASB ASC Topic 718). See footnote 4 of the Notes to the Consolidated Financial Statements for the year-ended December 31, 2022, included in our Annual Report to Stockholders, for a discussion of the grant date fair value.

(2)	Represents our matching contribution to the 401(k) Plan. We have not paid any automobile allowances, although business mileage, business travel, and other business expenses supported by appropriate receipts have been reimbursed. All such amounts are minor, and do not include any compensation element.

Pay Versus Performance

	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment 12/31/2020 Based on Total Shareholder Return	Net Income (Loss)
2021	$262,062	$262,062	$74,065	$74,065	$220.92	$675,967
2022	$270,617	$270,617	$78,515	$78,515	$100.00	$(455,757)

Employment Agreements

In connection with Wayne Willkomm's appointment as our chief executive officer and president, the Company entered into an Employment Agreement with Dr. Willkomm, effective as of January 18, 2016, providing for an annual salary of $200,000, to be adjusted in future periods for the effect of inflation, plus options to purchase up to 50,000 shares of the Company's common stock, subject to vesting upon the Company's achievement of certain performance criteria set forth therein. On October 6, 2017, we entered into an amended and restated employment agreement with Dr. Willkomm (the "Employment Agreement"), primarily to adjust certain performance criteria and make corresponding changes. Pursuant to the Employment Agreement, the stock options originally granted to Dr. Willkomm in connection with the original performance criteria were cancelled, and new options to purchase up to 50,000 shares of the Company's common stock, subject to vesting upon the Company's achievement of the new performance criteria, were granted. All of these 50,000 options expired on December 31, 2021 without vesting. On March 13, 2021 Dr. Willkomm was granted fully vested options to purchase 12,500 shares at $3.80 apiece on or before March 13, 2026. On March 1, 2020 Dr. Willkomm was granted fully vested options to purchase 37,500 shares at $3.80 apiece on or before March 1, 2025.

Under the Employment Agreement, Dr. Willkomm is also eligible for an annual cash bonus of 10% of his base salary upon the Company's achievement of certain performance criteria set forth in the Employment Agreement. Dr. Willkomm will receive a cash bonus of $30,000 upon each election by the Company to renew the Employment Agreement for subsequent one-year terms.

Stock Options

We adopted our 2013 Stock Option Plan (the “2013 Plan”) to promote our and our stockholders’ interests by helping us to attract, retain and motivate our key employees and associates.  Our Board of Directors adopted the 2013 Stock Option Plan on March 21, 2013, which was approved by our shareholders on April 1, 2013. Under the terms of the 2013 Plan, which provides for the grant of up to 150,000 total shares, the Board of Directors is able to grant either “nonqualified” or “incentive” stock options, as defined by the Internal Revenue Code and related regulations. The purchase price of the shares subject to a stock option will be the fair market value of our common stock on the date the stock option is granted. Generally, stock options will vest immediately at the time of the grant of such option and all stock options must be exercised within five years from the date granted. As of December 31, 2022, there were no unvested stock options and there were 123,000 vested stock options outstanding under the Plan.

Option Grants in 2022

On February 23, 2022 two employees were granted options to purchase 15,000 shares. All options were granted at an exercise price of $3.80 per share, all are fully vested, and all have a life of 5 years from the date of grant.

Option Grants in 2021

On March 13, 2021 Dr. Willkomm was granted options to purchase 12,500 shares, and Michelle Heim was granted options to purchase 3,500 shares. In addition, options to purchase 4,500 shares were granted to 2 employees, for a total option grant of 20,500. All options were granted at an exercise price of $3.80 per share, all are fully vested, and all have a life of 5 years from the date of grant.

Options Exercised in 2022

There were no stock options exercised by the Named Executive Officers during 2022.

Options Exercised in 2021

There were no stock options exercised by the Named Executive Officers during 2021.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information regarding the number and value of exercisable options to purchase shares of common stock held as of December 31, 2022 by the Named Executive Officers.

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($/Sh)	Option expiration Date
Wayne R. Willkomm	37,500	—	—	3.80	3/1/2025
Wayne R. Willkomm	12,500	—	—	3.80	3/13/2026
Michelle Heim	1,500	—	—	3.80	3/1/2025
Michelle Heim	3,500	—	—	3.80	3/13/2026

Risk Management

The board has determined that risks arising from our compensation policies and practices for our executives and employees are not reasonably likely to have a material adverse effect on the Company. The board of directors assess our compensation policies and practices from time to time to ensure that the incentives provided in our compensation arrangements do not emphasize short-term risk taking at the expense of decisions likely to enhance stockholder value over the long-term.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding our common stock owned as of the close of business on April 20, 2023 by the following persons: (i) each person who is known by us to beneficially own more than 5% of our common stock; (ii) each of our directors who beneficially own our common stock; (iii) each of our Named Executive Officers who beneficially own our common stock; and (iv) all executive officers and directors, as a group, who beneficially own our common stock. The information on beneficial ownership in the table and footnotes thereto is based upon data furnished to us by, or on behalf of, the persons listed in the table. Unless otherwise indicated, the business address of each person listed is c/o Lifeloc Technologies, Inc., 12441 West 49th Ave., Ste 4, Wheat Ridge, CO 80033.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
Vern D. Kornelsen	1,889,445	(3)	77.0%
Donald E. Siecke	1,000	(4)	*
Robert D. Greenlee	185,979	(5)	7.6%
Wayne Willkomm, Ph.D.	51,200	(6)	2.0%
Michelle Heim	5,000	(7)	*
Michael J. Kornelsen, D.M.A.	1,000	(8)	*
All executive officers and directors as a group, including those named above (6 persons)	2,132,424		84.9%

(1)	Represents shares with respect to which each beneficial owner listed has or will have sole or shared voting and investment power, upon acquisition of such shares pursuant to the exercise or conversion of options, warrants, conversion privileges or other rights exercisable within sixty days of April 20, 2023.
(2)	As of April 20, 2023, we had 2,454,116 shares of our common stock issued and outstanding. Percentages are calculated on the basis of the amount of issued and outstanding common stock plus options held by the named executive officer or director. Beneficial owners marked with an asterisk (*) hold less than 1% of our total outstanding common stock.
(3)	Holdings as of April 20, 2023. Includes 34,126 shares owned directly and 1,855,319 shares owned by EDCO Partners LLLP, of which Mr. Kornelsen is the General Partner.
(4)	Mr. Siecke does not own any shares directly. However, EDCO Partners LLLC, of which Mr. Siecke is a limited partner, holds 337,490 shares on his behalf and 122,805 shares on behalf of Siecke Fruhling Investment Co., of which Mr. Siecke is the general partner. Mr. Siecke has neither investment power nor voting power with respect to the shares held by EDCO Partners LLLC. Includes options to purchase 1,000 shares, because the options are exercisable within sixty days of April 20, 2023.
(5)	Includes options to purchase 1,000 shares, because the options are exercisable within sixty days of April 20, 2023.
(6)	Dr. Willkomm owns shares indirectly through EDCO Partners LLLC which holds 23,477 shares on his behalf in his capacity as a limited partner. Dr. Willkomm has neither investment power nor voting power with respect to the shares held by EDCO Partners LLLC. Includes 50,000 options to purchase common stock of the Company held by Dr. Willkomm, because the options are exercisable within sixty days of April 20, 2023, and 1,200 shares held by Dr. Willkomm directly.
(7)	Includes options to purchase 5,000 shares.
(8)	Dr. Kornelsen does not own any shares directly. However, EDCO Partners LLLC holds 25,368 shares on his behalf in his capacity as a limited partner. Dr. Kornelsen has neither investment power nor voting power with respect to the shares held by EDCO Partners LLLC. Includes options to purchase 1,000 shares, because the options are exercisable within sixty days of April 20, 2023.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership of our common stock with the Securities and Exchange Commission. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during the year ended December 31, 2022, to our knowledge, our directors, officers and holders of more than 10% of our common stock have timely filed all Section 16(a) reports.

PROPOSAL 2

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Our board of directors and audit committee have selected Gries & Associates, PC as our independent registered public accounting firm to audit our financial statements for the year ended December 31, 2023. The decision to engage Gries & Associates, PC was approved by our board of directors and audit committee, and this appointment is being submitted to our shareholders for ratification at the Annual Meeting. We do not expect that a representative of Gries & Associates, PC to be present at the Annual Meeting, but Gries & Associates, PC will have an opportunity to make a statement if desired, and will be available to respond to appropriate questions by telephone or email.

During the fiscal years ended December 31, 2022 and 2021 we did not consult with Gries & Associates, PC regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

During our two most recent fiscal years and any subsequent interim period, there were no disagreements between us and Gries & Associates, PC on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF GRIES & ASSOCIATES, PC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2023.

Former Independent Registered Public Accounting Firm

On June 10, 2021, Causey Demgen & Moore P.C. resigned as the independent registered public accounting firm of Lifeloc Technologies, Inc. (the “Company”), effective immediately. The audit committee approved this resignation. The audit reports of Causey Demgen & Moore P.C. on the Company’s financial statements as of and for the years ended December 31, 2020 and 2019 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent years ended December 31, 2020 and 2019, and for the subsequent interim period through March 31, 2021, the Company had no “disagreements” (as described in Item 304(a)(1)(iv) of Regulation S-K) with Causey Demgen & Moore P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Causey Demgen & Moore P.C., would have caused it to make reference in connection with its opinion to the subject matter of the disagreements.

During the Company’s two most recent years ended December 31, 2020 and 2019, and for the subsequent interim period through March 31, 2021, there was no “reportable event”, as that term is defined in Item 304(a)(1)(v) of Regulation S-K, and the instructions related thereto.

Audit Fees

Audit fees for the year ended December 31, 2022 and for the year ended December 31, 2021 paid to Gries & Associates, PC totaled $52,500 and $5,000 respectively. Of the $52,500 paid in 2022, $40,000 related to our 2021 audit and $5,000 related to the audit of our subsidiary, Probation Tracker, Inc. All of the $5,000 paid in 2021 related to our 2021 audit. Audit fees for the year ended December 31, 2022 and for the year ended December 31, 2021 paid to Causey Demgen & Moore PC totaled $1,645 and $40,201 respectively. The $1,645 paid in 2022 related to our 2022 audit, and of the $40,201 paid in 2021, $6,438 related to our 2021 audit and the balance, $33,763, related to our 2020 audit. Fees include those for year-end audit engagement as well as the review of the financial statements contained in our quarterly 10-Q filings. Fees for auditing our financial statements for the year ended December 31, 2022 will be paid to Gries & Associates, PC in 2023 and will be reported in next year’s proxy statement.

Audit-Related Expenses

Audit-related expenses for the years ended December 31, 2022 and 2021 paid to Gries & Associates, PC totaled $0 and $0. Audit-related expenses consisting of reimbursable expenses incurred by our auditors in connection with the performance of their audit services related to auditing our financial statements for the year ended December 31, 2022 will be paid to Gries & Associates, PC in 2023 and will be reported in next year’s proxy statement.

Tax Fees

Gries & Associates, PC did not render any services related to tax return preparation or tax planning for the years ended December 31, 2022 or 2021 respectively.

All Other Fees

There were no aggregate fees billed for any other services rendered by Gries & Associates, PC for the years ended December 31, 2022 or 2021 respectively.

Approval of Auditor Services and Fees

Our audit committee approves or pre-approves all services provided by our independent public accountants, in order to see that we engage our independent public accountants to provide only audit and non-audit services that are compatible with maintaining the independence of our independent public accountants. Permitted services include audit and audit-related services, tax and other non-audit related services. Certain services are identified as restricted. All fees identified in the preceding paragraphs were approved by our audit committee.

Audit Committee Report

Our board of directors maintains an audit committee comprised of two of our non-employee directors. The audit committee reviews and reassesses the adequacy of its charter on an annual basis. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”) with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The audit committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board. In addition, the audit committee has discussed with the independent auditors the auditors’ independence from management, including the matters in the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communication with the audit committee concerning independence.

The audit committee discussed with our independent auditors the overall scope and plans for their audit. The audit committee met with the independent auditors to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting. In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors has approved, that the audited financial statements be included in the Annual Report, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Donald Siecke

Michael Kornelsen

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY ON PAY)

Proposed Advisory Resolution of Shareholders

At the Annual Meeting, shareholders will be given the opportunity to vote on the following advisory resolution:

RESOLVED, that the shareholders of Lifeloc Technologies, Inc. hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement.

Background on Proposal

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and related SEC rules, shareholders are being given the opportunity to vote at the Annual Meeting on this advisory resolution regarding the compensation of our named executive officers (commonly referred to as “Say on Pay”). For more information about the compensation that we paid to our named executive officers during 2013, as well as a description of our overall executive compensation philosophy and program, please refer to the “Executive Compensation” section of this Proxy Statement, as well as the compensation tables and accompanying narrative disclosures that follow such section.

 Effects of Advisory Vote

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our named executive officers and will not be binding on the Board. However, the Board will consider the outcome of the vote when making future executive compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE RESOLUTION SET FORTH ABOVE REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICER.

PROPOSAL 4

ADVISORY VOTE ON FREQUENCY OF FUTURE “SAY ON PAY” VOTES

Shareholder Advisory Vote

At the Annual Meeting, shareholders will be given the opportunity to vote on whether they prefer to have future “Say on Pay” votes occur:

•	every year;
•	every two years; or

•	every three years.

Background on Proposal

In accordance with the Dodd-Frank Act and related SEC rules, shareholders are being given the opportunity to vote at the Annual Meeting on an advisory resolution regarding the compensation of our named executive officers (“Say on Pay”). See Proposal No. 3 above in this Proxy Statement. The Dodd-Frank Act and applicable SEC rules also require that, at least once every six years, shareholders be given the opportunity to vote on the advisory resolution set forth immediately above regarding the frequency of future Say on Pay votes.

Shareholders may vote to recommend that future “Say on Pay” votes be held every year, every two years or every three years. The Board currently believes that future “Say on Pay” votes should occur every three years. There are advantages and disadvantages associated with each of the frequencies permitted under the Dodd-Frank Act and applicable SEC rules. The Board believes that holding a “Say on Pay” vote every three years offers the closest alignment with the Company’s approach to executive compensation and its underlying philosophy that seek to enhance the long-term growth of the Company and to attract, retain and motivate our executive officers over the long term. The Board believes a three-year cycle for the advisory vote on executive compensation will provide investors the most meaningful timing alternative by which to evaluate the effectiveness of our executive compensation strategies and their alignment with the Company’s business and results of operations. It will also minimize the administrative, compliance and other corporate expenses associated with holding “Say on Pay” votes more frequently (e.g., every year or every two years).

Effects of Advisory Vote

Because the vote on this proposal is advisory in nature, it will not be binding on the Board. However, the Board will consider the outcome of the vote along with other factors when making its decision about the frequency of future “Say on Pay” votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF HOLDING FUTURE “SAY ON PAY” ADVISORY VOTES EVERY THREE YEARS.

 OTHER MATTERS

We know of no other matters that may come before the meeting. However, if any additional matters are properly presented at the meeting, it is intended that the persons named in the enclosed Proxy Card, or their substitutes, will vote such proxy in accordance with their judgment on such matters.

ANNUAL REPORT TO SHAREHOLDERS; HOUSEHOLDING

Our Annual Report for the year ended December 31, 2022, including audited Financial Statements for the year then ended, as filed with the Securities and Exchange Commission on Form 10-K is being mailed to shareholders on or about April 20, 2023 with these proxy materials.

In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the Securities and Exchange Commission called “householding.” Under this practice, shareholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another shareholder and received only one Annual Report or set of proxy materials and would like to request a separate copy of these materials and/or future proxy materials, please send your written request to: 12441 W 49th Ave., Suite 4, Wheat Ridge, CO 80033, Attention: Michelle Heim, or contact us at (303) 431-9500, and we will promptly deliver such materials. You may also contact us if you received multiple copies of the Annual Report or proxy materials and would prefer to receive a single copy in the future.

IN ORDER THAT YOUR SHARES MAY BE REPRESENTED IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY. IN THE EVENT THAT YOU ARE ABLE TO ATTEND THE MEETING, WE WILL, IF YOU REQUEST, CANCEL THE PROXY CARD.

SIGNATURE

By Order of the Board of Directors

/s/ Vern D. Kornelsen
Chairman of the Board of Directors
Wheat Ridge, Colorado
April 20, 2023

LIFELOC TECHNOLOGIES, INC.

PROXY CARD FOR THE ANNUAL

MEETING OF SHAREHOLDERS TO BE HELD MAY 17, 2023

The undersigned hereby constitutes, appoints and authorizes Michelle Heim and Vern D. Kornelsen and each of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and vote as designated below, all of the undersigned’s shares of the no par value common stock of Lifeloc Technologies, Inc., a Colorado corporation, at the Annual Meeting of Shareholders to be held at 9:00 A.M. Mountain Time, on May 17, 2023, at the offices of the Company, 12441 W 49th Ave., Suite 4, Wheat Ridge, CO 80033 and at any and all adjournments thereof, for the following purposes:

1. To elect five directors:
☐	For all nominees listed below (except as marked to the contrary):

Wayne R. Willkomm

Robert Greenlee

Vern D. Kornelsen

Donald E. Siecke

Michael J. Kornelsen

☐	Withhold authority to vote for all the nominees listed above:

(INSTRUCTION: To withhold authority to vote for any individual nominee rather than all nominees, check the box next to “For all nominees listed below (except as marked to the contrary)” and draw a line through or otherwise strike out the name of the nominee(s) for whom authority to vote is to be withheld. If authority to vote for the election of any nominee is not withheld, the execution of this Proxy shall be deemed to grant such authority.)

2. To ratify the appointment of Gries & Associates, PC as the Company’s independent public accountants.
☐ FOR	☐ AGAINST	☐ ABSTAIN

3. To approve, on an advisory basis, the compensation of our named executive officers (“Say on Pay”);.
☐ FOR	☐ AGAINST	☐ ABSTAIN

4. To vote, on an advisory basis, on the frequency of future “Say on Pay” votes.
☐ FOR	☐ AGAINST	☐ ABSTAIN

5. To transact such other business as may properly come before the meeting, or any adjournment thereof.
☐ FOR	☐ AGAINST	☐ ABSTAIN

The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorneys and proxies may lawfully do by virtue hereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement furnished herewith.

DATED: ___________________, 2023

Signature(s) of Shareholder(s)

Printed Name(s) of Shareholder(s)

Signature(s) should agree with the name(s) shown hereon. Executors, administrators, trustees, guardians and attorneys should indicate their capacity when signing. Attorneys should submit powers of attorney.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 17, 2023.

The Proxy Statement and the Annual Report are available at www.lifeloc.com.